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                                BOOKS AND RECORDS

                        LINCOLN NATIONAL BOND FUND, INC.

          RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

       Records to Be Maintained by Registered Investment Companies, Certain Majority-Owned Subsidiaries Thereof, and Other Persons Having Transactions with Registered Investment Companies.

Reg. 270.31a-1. (a) Every registered investment company, and every underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to Section 30 of the Investment Company Act of 1940 and of the auditor's certificates relating thereto.

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
LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------
Annual Reports                Finance                  Eric Jones                         Permanently, the first two
To Shareholders                                                                           years in an easily accessible
                                                                                          place

Semi-Annual                   Finance                  Eric Jones                         Permanently, the first two
Reports                                                                                   years in an easily accessible
                                                                                          place

Form N-SAR                    Finance                  Eric Jones                         Permanently, the first two
                                                                                          years in an easily accessible
                                                                                          place

(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

TYPE OF RECORD

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

PURCHASES AND SALES JOURNALS

Daily reports                 Delaware                 Fund Accounting                    Permanently, the first two
of securities                                                                             years in an easily accessible
transactions                                                                              place

PORTFOLIO SECURITIES

Public Bond                   Delaware                 Fund Accounting                    Permanently, the first two
Trade                                                                                     years in an easily accessible
                                                                                          place

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LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

RECEIPTS AND DELIVERIES OF SECURITIES (SHARES)

Not applicable
Debit and                     Delaware                 Fund Accounting                    Permanently, the first two
Credit Advices                                                                            years in an easily accessible
from Bankers                                                                              place
Trust Company
(Bank Statement)

PORTFOLIO SECURITIES

RECEIPTS AND DISBURSEMENTS OF CASH AND OTHER DEBITS AND CREDITS

Investment                    Delaware                 Fund Accounting                    Permanently, the first two
Journal                                                                                   years in an easily accessible
                                                                                          place

Daily Journals                Delaware                 Fund Accounting                    Permanently, the first two
                                                                                          years in an easily accessible
                                                                                          place

(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

       (i) Separate ledger accounts (or other records) reflecting the following:

       (a)     Securities in transfer;
       (b)     Securities in physical possession;
       (c)     Securities borrowed and securities loaned;
       (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
       (e)     Dividends and interest received;
       (f)     Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

GENERAL LEDGER

General Ledger                Delaware                 Fund Accounting                    Permanently, the first two
                                                                                          years in an easily accessible
                                                                                          place

SECURITIES IN TRANSFER

Bank Advices                  Delaware                 Fund Accounting                    Permanently, the first two
                                                                                          years in an easily accessible
                                                                                          place

Notification                  Treasurers-               Ken Hobson                        Permanently, the first two
of Securities                 Sec. Custody                                                years in an easily accessible
Transactions.                                                                             place
(Original
records
maintained by
custodian bank.)


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LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

SECURITIES IN PHYSICAL POSSESSION

Securities                    Treasurers-              Ken Hobson                         Permanently, the first two
Ledger  -                     Sec. Custody                                                years in an easily accessible
(Portfolio                                                                                place
report avail-
able on request
from Bankers
Trust Company-
Keeper of
original
records).

Monthly                       Securities               Nate Wagley                        Permanently, the first two
Portfolio                     Compliance                                                  years in an easily accessible
Listings                                                                                  place

SECURITIES BORROWED AND LOANED

AOS file                      Treasurers-              Ken Hobson                         Permanently, the first two
                              Sec. Custody                                                years in an easily accessible
                                                                                          place

MONIES BORROWED AND LOANED

Not applicable

INTEREST RECEIVED

Interest File                 Delaware                 Fund Accounting                    Permanently, the first two
Accrual                                                                                   years in an easily accessible
Activity                                                                                  place
Journal

DIVIDENDS RECEIVABLE AND INTEREST ACCRUED

Investment                    Delaware                 Fund Accounting                    Permanently, the first two
Journal                                                                                   years in an easily accessible
                                                                                          place

Interest File                 Delaware                 Fund Accounting                    Permanently, the first two
Accrual Activity                                                                          years in an easily accessible
Activity                                                                                  place
Journal

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.

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LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

LEDGER ACCOUNT FOR EACH PORTFOLIO SECURITY

Inventory                     Delaware                 Fund Accounting                    Permanently, the first two
(online)                                                                                  years in an easily accessible
                                                                                          place

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Broker-Dealer                 Delaware                 Fund Accounting                    Permanently, the first two
Ledger                                                                                    years in an easily accessible
                                                                                          place

(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held. in respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

SHAREHOLDER ACCOUNTS

Maintained by                 Finance                  Eric Jones                         Permanently, the first two
LNL                                                                                       years in an easily accessible
                                                                                          place

(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

SECURITIES POSITION RECORD

Maintained by                 Chase                    Mutual Funds Division              Permanently, the fist two
Custodian of                                                                              years in an easily accessible
Securities                                                                                place

(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings; and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.


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LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------
CORPORATE DOCUMENTS

Corporate                     Secretary                Cindy Rose                         Permanently, the first two
charter, cer-                                                                             years in an easily accessible
tificate of                                                                               place
incorporation.

Bylaws and                    Secretary                Cindy Rose                         Permanently, the first two
minute books.                                                                             years in an easily accessible
                                                                                          place

(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.

Sales Order or                Investment               Pat Roller                         Six years, the first two
Purchase Order                Admin.                                                      years in an easily accessible
                                                                                          place

Confirmations                 Investment               Pat Roller                         Six years, the first two
                              Admin.                                                      years in an easily accessible
                                                                                          place

(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

SHORT-TERM INVESTMENTS

Notification                  Investment               Pat Roller                         Six years, the first two
Form (From AOS                Admin.                                                      years in an easily accessible
trading system)                                                                           place

Bank Advice and               LIM                      Ann Warner                         Six years, the first two
Issuer                                                                                    years in an easily accessible
Confirmation                                                                              place

(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

RECORD OF PUTS, CALLS, SPREADS, ETC.

Not applicable

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

TRIAL BALANCE

General Ledger                Delaware                 Fund Accounting                    Permanently, the first two
                                                                                          years in an easily accessible
                                                                                          place

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LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were madef during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identities of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Brokerage                     LIM                      Gina Rohrbacher                    Six years, the first two
Allocation                                                                                years in an easily accessible
Report                                                                                    place

(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization. There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

Trading                       Investment               Pat Roller                         Six years, the first two
Authorization                 Admin.                                                      years in an easily accessible
                                                                                          place

Advisory                      Law Division             Products and Distribution,         Six years, the first two
Agreements                                             LNL Law Division                   years in an easily accessible
                                                                                          place

(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.

Brokerage/                    Investment               Pat Roller                         Six years, the first two
Credit                        Admin.                                                      years in an easily accessible
Information                                                                               place

(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

Correspondence                Product Admin.           Nancy Alford                       Six years, the first two
                              Product Mgt.                                                years in an easily accessible
                                                                                          place


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LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

Pricing Sheets                Delaware                 Fund Accounting                    Permanently, the first two
                                                                                          years in an easily accessible
                                                                                          place

Bank State-                   Delaware                 Fund Accounting                    Six years, the first two
ments,                                                                                    years in an easily accessible
Cancelled                                                                                 place
Checks and
Cash Recon-
ciliations
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                              March 24, 2000